[Certain confidential portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K and marked with asterisks. The omitted information is (i) not material and (ii) would likely cause us competitive harm if publicly disclosed.]

CONFIDENTIAL

Second Amendment to Supply Agreement

This Second Amendment to the Supply Agreement between Supplier and Sonova (“Second Amendment”) is dated effective as of the date fully executed by both Parties (“Effective Date”), and is entered into by and between

Sonova AG, Laubisrütistrasse 28, 8712 Stäfa, Switzerland (“Sonova”),

and

NVE Corporation, 11409 Valley View Road, Eden Prairie, MN 55344, USA (“NVE” or “Supplier”).

Sonova and NVE entered into a Supply Agreement the 13th day of November, 2015 (the “Agreement”), as amended the 18th day of February, 2020 (the “First Amendment”).

1.	The pricing table in Appendix B of the Agreement is replaced by the following: [**]
2.

Section 10.4 is replaced in its entirety by the following:

“Payment conditions will be ** after reception of the invoice. Sonova may withhold payment in case of a breach of the quality requirements of the Agreement.”

3.	Standard Product lead time shall be ** from receipt of order.
4.	Except as provided in this Amendment, all terms used in this Amendment that are not otherwise defined shall have the respective meanings ascribed to such terms in the Agreement.
5.

This Amendment embodies the entire agreement between the Company and the Contractor with respect to the amendment of the Agreement. In the event of any conflict or inconsistency between the provisions of the Agreement or the First Amendment and this Amendment, the provisions of this Amendment shall prevail.

6.	Except as specifically modified and amended herein, all of the terms, provisions, requirements and specifications contained in the Agreement and First Amendment remain in full force and effect.
7.	This Amendment shall be governed, interpreted and enforced in accordance with the same governing law and jurisdiction stated in the Agreement.
Sonova AG Place/Date: Stäfa, 17.07.2023 /s/ YU QIN Yu Qin Director Procurement Electronics	Place/Date: Stäfa, 17.07.2023 /s/ MARCO KARLINGER Marco Karlinger Senior Director Corporate Procurement

NVE Corporation

Place/Date: Eden Prairie, MN / 14 July 2023

/s/ D. BAKER

Daniel A. Baker

President and CEO